Exhibit 3

FORM OF COMPANY VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 25, 2004, among InfoSpace, Inc., a Delaware corporation (“Buyer”), the undersigned stockholder (the “Stockholder”) of Switchboard Incorporated, a Delaware corporation (“Company”) and the Company.

RECITALS

A. The Company, Transitory Subsidiary (as defined below) and Buyer have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for the merger (the “Merger”) of Big Book Acquisition Corp., a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”), with and into the Company. Pursuant to the Merger, all outstanding shares of common stock of the Company (with limited exceptions) shall be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), as set forth in the Merger Agreement;

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding common stock of the Company and shares subject to outstanding options as is indicated on the signature page of this Agreement; and

C. In consideration of the execution of the Merger Agreement by Buyer, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, or (ii) the Effective Time.

(b) “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

(c) “Shares” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which

Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date.

(d) Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2. Transfer of Shares.

(a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Buyer may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

(b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined below), the Shares or cause the Shares to be voted:

(a) in favor of adoption of the Merger Agreement, approval of the Merger and any action in furtherance thereof;

(b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

(c) against any of the following actions to the extent such actions are prohibited by the Merger Agreement: (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party, (ii) any sale, lease or transfer of any significant part of the assets of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company, (iv) any material change in the capitalization of the Company or the Company’s corporate structure, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder’s capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Company) or voting in Stockholder’s sole discretion on any matter other than those matters referred to in subsections (a), (b) and (c) above.

4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Buyer a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

5. Representations and Warranties of the Stockholder. Stockholder (i) is the record and beneficial owner of the shares of Company Common Stock and the options to purchase shares of Company Common Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges, voting restrictions, rights of first refusal or other encumbrances (except any such encumbrances arising under securities laws); (ii) as of the date hereof, does not beneficially own any securities of the Company other than the shares of Company Common Stock and options to purchase shares of Company Common Stock indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy. Stockholder agrees that, until the Expiration Date, Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained in this paragraph 5 untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performance of its obligations hereunder, except as expressly permitted by this Agreement.

6. Additional Documents. Stockholder (in his or her capacity as such) and Buyer hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer, to carry out the intent of this Agreement.

7. No Solicitation.

(a) Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder shall not, nor shall it authorize or permit, as applicable, any of its subsidiaries or its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to directly or indirectly:

(i) solicit, initiate, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below), including without limitation amending or granting any waiver or release under any standstill or similar agreement with respect to any Company Common Stock; or

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal

Notwithstanding the foregoing and subsection (c) below, to the extent Stockholder or any Representative of Stockholder is a director of the Company, Stockholder may take, and Stockholder may permit such Representative to take, such actions in his or her capacity as director of the Company as are expressly permitted to be taken by the Board of Directors of the Company with respect to an Acquisition Proposal pursuant to (A) Section 6.1(a) of the Merger Agreement in connection with a bona fide, unsolicited Acquisition Proposal made or received after the date of this Agreement, (B) Section 6.1(b) of the Merger Agreement and (C) Section 6.1(d) of the Merger Agreement, in each case subject to the conditions and limitations set forth in the Merger Agreement and in the case of (A) and (B), as long as such actions do not follow a breach by Stockholder or such Representative of this Section 7 or a breach by the Company of Section 6.1 of the Merger Agreement.

(b) Stockholder shall immediately notify the Buyer orally, with written confirmation to follow promptly (and in any event within 48 hours), of any Acquisition Proposal or any request for nonpublic information in connection with, or that would reasonably be expected to lead to, any Acquisition Proposal and of any material modifications to any Acquisition Proposal, received by Stockholder, such notice to include all written materials delivered to Stockholder by the person making such inquiry or Acquisition Proposal and in any case the identity of such person and a description of the terms of such Acquisition Proposal.

(c) Stockholder shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

(d) “Acquisition Proposal” means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company or any material Subsidiary of it, (ii) any proposal for the issuance by the Company or any Subsidiary of it of over 15% of its equity securities, and (iii) any proposal or offer to exclusively license or acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of the Company or any of the equity securities of the Company held by Stockholder, in each case other than the transactions contemplated by the Merger Agreement.

8. Legending of Shares. If so requested by Buyer, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

9. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

10. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

(c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Buyer shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer upon any such violation, Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer at law or in equity.

(e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Buyer:

InfoSpace, Inc.

601 108th Avenue NE

Suite 1200

Bellevue, Washington 98004

Attention: General Counsel

Facsimile: (415) 201-6167

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attention: Jeffrey D. Saper, Esq.

Telecopy No.: (650) 493-6811

and:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention: Steve L. Camahort, Esq.

Telecopy No.: (415) 947-2099

If to Stockholder: To the address set forth in the Company’s records

If to the Company:

Switchboard Incorporated

120 Flanders Road

Westboro, MA 01581

Attention: Dean Polnerow

Telecopy No.: (508) 898-8222

with a copy to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention: Steven M. Peck, Esq.

Telecopy No.: (617) 772-8333

(f) Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State and Delaware and the Federal courts of the United States located in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

(h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(j) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Company Common Stock.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INFOSPACE, INC.

By:		By:

	Signature of Authorized Signatory		Stockholder

Name:		Name:

Title:		Title:

SWITCHBOARD INCORPORATED		Shares beneficially owned:

shares of Company Common Stock

By:		shares of Company Common Stock issuable upon exercise of outstanding options

Signature of Authorized Signatory

Name:

Title:

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Switchboard Incorporated, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of InfoSpace, Inc., a Delaware corporation (“Buyer”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Buyer, the Company and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Buyer entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Buyer, Big Book Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”), and the Company. The Merger Agreement provides for the merger of Transitory Subsidiary with and into the Company in accordance with its terms (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof or (ii) the Effective Time (as defined in the Merger Agreement).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(a) in favor of adoption of the Merger Agreement, approval of the Merger and any action in furtherance thereof;

(b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

(c) against any of the following actions to the extent prohibited by the terms of the Merger Agreement: (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party, (ii) any sale, lease or transfer of any significant part of the assets of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company, (iv) any material change in the capitalization of the Company or the Company’s corporate structure, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a), (b) and (c) above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[The remainder of this page has been intentionally left blank]

This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: March 25, 2004

By:

Stockholder
Name:
Title:

SCHEDULE TO FORM OF COMPANY VOTING AGREEMENT

STOCKHOLDERS EXECUTING COMPANY VOTING AGREEMENTS

Each of the following stockholders of Switchboard Incorporation entered into a Company Voting Agreement with InfoSpace, Inc. and Switchboard Incorporated dated as of March 25, 2004, substantially in the form above, with respect to the number of shares of Switchboard Incorporated Common Stock and the number of shares of Switchboard Incorporated Common Stock issuable upon exercise of options set forth below:

James M. Canon– no shares of Switchboard Common Stock; 365,800 shares of Switchboard Common Stock issuable upon exercise of options

James A. Carrington – no shares of Switchboard Common Stock; 70,000 shares of Switchboard Common Stock issuable upon exercise of options

William P. Ferry – 25,000 shares of Switchboard Common Stock; 200,000 shares of Switchboard Common Stock issuable upon exercise of options

Stephen J. Killeen – no shares of Switchboard Common Stock; 40,000 shares of Switchboard Common Stock issuable upon exercise of options

Kevin J. Lawler – 500 shares of Switchboard Common Stock; 80,000 shares of Switchboard Common Stock issuable upon exercise of options

Robert P. Orlando – no shares of Switchboard Common Stock; 290,000 shares of Switchboard Common Stock issuable upon exercise of options

Dean Polnerow – 62,166 shares of Switchboard Common Stock; 738,000 shares of Switchboard Common Stock issuable upon exercise of options

Michael A. Ruffolo – no shares of Switchboard Common Stock; 40,000 shares of Switchboard Common Stock issuable upon exercise of options

Richard M. Spaulding – 13,750 shares of Switchboard Common Stock; 141,250 shares of Switchboard Common Stock issuable upon exercise of options

David N. Strohm – 40,000 shares of Switchboard Common Stock; 100,000 shares of Switchboard Common Stock issuable upon exercise of options

Robert M. Wadsworth – no shares of Switchboard Common Stock; 140,000 shares of Switchboard Common Stock issuable upon exercise of options